QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION

        1.     The Company's Current Report on Form 8-K, to which this Certification is attached as Exhibit 32.1 (the "Current Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.     The information contained in the Current Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods set forth in the Current Report and results of operations of the Company for the periods set forth in the Current Report.

Dated: April    , 2004

/s/ K. PAUL SINGH K. Paul Singh Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ NEIL L. HAZARD Neil L. Hazard Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

QuickLinks

  Exhibit 32.1
CERTIFICATION